UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

METAVIA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210 Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

(857) 702-9600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosures.

On November 7, 2025, MetaVia Inc. (the “Company”) issued a press release announcing the presentation of positive new data from its Phase 2a clinical trial evaluating vanoglipel (DA-1241), a potent and selective G protein-coupled receptor 119 (GPR119) agonist, as a potential treatment for metabolic dysfunction-associated steatohepatitis. The data highlights vanoglipel’s differentiated dual activity across both hepatic and metabolic pathways, demonstrating clinically meaningful improvements in glucose control, liver health, and plasma lipidomic profiles following 16 weeks of treatment. The data will be presented in a poster presentation at the American Association for the Study of Liver Diseases (AASLD) The Liver Meeting® 2025, taking place November 7-11, in Washington D.C. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Report, and the inclusion of such website addresses in this Report by incorporation by reference of the press release is as inactive textual references only.

The information in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company’s submission of this Report shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward-Looking Statements

The Report, including Exhibit 99.1 attached hereto, contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.

Item 8.01.Other Events

On November 7, 2025, the Company released positive new data from its Phase 2a clinical trial evaluating vanoglipel (DA-1241), a potent and selective GPR119 agonist, as a potential treatment for MASH.

Following 16 weeks of treatment, vanoglipel demonstrated rapid and sustained improvements in glycemic control, with reductions in glycated hemoglobin (HbA1c) observed from the fourth week of treatment. At Week 16, mean HbA1c decreased by –0.54%p with vanoglipel monotherapy and –0.66%p with combination therapy, reflecting enhanced incretin action. In the study, patients treated with vanoglipel showed clinically meaningful HbA1c reductions of 0.37%p, 0.41%p, and 0.54%p at weeks 4, 8, and 16, from a baseline of 6.99%, despite nearly half of participants being non-diabetic (p ˂ 0.05 vs. PBO). These findings highlight vanoglipel’s ability to improve glucose control independently of weight loss, suggesting its mechanism is differentiated from other metabolic liver disease therapies.

In addition to its glycemic effects, vanoglipel significantly decreased plasma ALT levels in subjects with baseline ALT between 40 and 200 U/L. The reduction in ALT was not further enhanced by co-administration with a DPP4 inhibitor, suggesting that vanoglipel monotherapy drives the majority of the observed hepatoprotective effects. Vanoglipel improved liver steatosis as measured by controlled attenuation parameter (CAP) and reduced liver stiffness by vibration-controlled transient elastography (VCTE). Non-invasive assessments, including FAST and NIS-4 scores, also improved from baseline, reinforcing vanoglipel’s potential to address both hepatic and metabolic components of MASH.Ð'dVanoglipel treatment reduced circulating biomarkers associated with cell death (CK18F/M30), inflammation (hs-CRP, CCL2), and fibrosis (TIMP1), consistent with its proposed hepatoprotective mechanism. Additionally, Vanoglipel 100 mg reduced pathogenic lipids in plasma lipidomic profiles, including glycerolipids (DG36:4, TG52:4) and glycerophospholipids (PE38:4, PE38:5), suggesting favorable remodeling of lipid metabolism.

Vanoglipel was well tolerated across all treatment groups, with no treatment-emergent adverse events leading to discontinuation, except for one in the placebo group.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated November 7, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVIA INC.

Date: November 7, 2025	By:	/s/ Hyung Heon Kim
Hyung Heon Kim
President and Chief Executive Officer